Exhibit 21.1

Subsidiaries of the Registrant

Entity	Jurisdiction
A.C. Nielsen (N.Z.) ULC	New Zealand

A.C. Nielsen Chile Limitada	Chile

A.C. Nielsen Company Limited	United Kingdom

A.C. Nielsen Company, S.L.	Spain

A.C. Nielsen de Colombia Ltda.	Colombia

A.C. Nielsen do Brasil Ltda.	Brazil

A.C. Nielsen Finland Oy	Finland

A.C. Nielsen Gesellschaft m.b.H.	Austria

A.C. Nielsen of Ireland Limited	Ireland

A.C. Nielsen P.R. LLC	Puerto Rico

A.C. Nielsen Portugal- Estudos de Mercado- Unipessoal, Lda.	Portugal

A3 Distrib SAS	France

AC Nielsen de Venezuela S.A.	Venezuela

AC Nielsen El Salvador, S.A. de C.V.	El Salvador

AC Nielsen Mexico LLC	Delaware

AC Nielsen SAS	France

Acceleratio Holdco S.à r.l.	Luxembourg

ACNielsen (Nederland) B.V.	Netherlands

ACNielsen (Singapore) Pte. Ltd.	Singapore

ACNielsen (Tanzania) Ltd.	Tanzania

ACNielsen AB	Sweden

ACNielsen AMER Algeria EURL	Algeria

ACNielsen Bel	Belarus

ACNielsen Bulgaria Ltd	Bulgaria

ACNielsen Cayman Islands Colombia Ltd.	Cayman Islands

ACNielsen Centroamerica, S.A.	Guatemala

ACNielsen Company of Canada	Canada

ACNielsen Costa Rica S.A.	Costa Rica

ACNielsen Cyprus Limited	Cyprus

ACNielsen Czech Republic s.r.o.	Czech Republic

ACNielsen d.o.o.	Croatia

ACNielsen d.o.o.	Serbia

ACNielsen Dominicana, SRL	Dominican Republic

ACNielsen Ecuador S.A.	Ecuador

ACNielsen Eesti OÜ	Estonia

ACNielsen Group Limited	Hong Kong

ACNielsen Holdings Limited	Hong Kong

ACNielsen Honduras S.A. de C.V.	Honduras

ACNielsen Kazakhstan LLP	Kazakhstan

ACNielsen Kenya Limited	Kenya

ACNielsen Latvia SIA	Latvia

ACNIELSEN Limited Liability Company	Russia

ACNielsen Nicaragua, S.A.	Nicaragua

ACNielsen Nigeria Limited	Nigeria

ACNielsen Norge AS	Norway

ACNielsen Pakistan (Private) Limited	Pakistan

ACNielsen Panama, S.A.	Panama

ACNielsen Piackutató Kft.	Hungary

ACNielsen Polska Sp. z o.o.	Poland

ACNielsen raziskovalna druzba, d.o.o.	Slovenia

ACNielsen Romania srl	Romania

ACNielsen SARL	Morocco

ACNielsen Slovakia s.r.o.	Slovakia

ACNielsen Uganda Limited	Uganda

ACNielsen Ukraine Limited Liability Company	Ukraine

AMER Research Limited	Cyprus

Art Holding (Brazil) C.V.	Netherlands

Brandbank Limited	United Kingdom

CGA Nielsen (Global) Limited	United Kingdom

CGA Strategy Limited	United Kingdom

China Market Monitor Co., Ltd.	China

CiValue Systems Ltd.	Israel

Consumer Canvas, LLC	Delaware

DataMia LLC	Delaware

Empresa de Servicios AC Nielsen S.A.	Bolivia

G F K Egypt LTD	Egypt

GfK Adimark Chile S.A.	Chile

GfK ANZ PTY LTD	Australia

GfK Arastirma Hizmetleri A.S.	Turkey

GfK Asia Pte Ltd	Singapore

GfK Australia Fieldwork Pty. Ltd.	Australia

GfK Austria GmbH	Austria

GfK Bangladesh Pvt. Ltd.	Bangladesh

GfK Belgium N.V.	Belgium

GfK Bulgaria Market Research Institute EOOD	Bulgaria

GfK CE Argentina S.A.	Argentina

GfK Custom Research Brasil Pesquisa de Mercado Ltda.	Brazil

GfK Czech, s r.o.	Czech Republic

GfK Danmark A/S	Demark

GfK Ecuador Investigacion de Mercado Cia. Ltda.	Ecuador

GfK EMER Ad Hoc Research, S.L.	Spain

GfK Entertainment AG	Switzerland

GfK Entertainment GmbH	Germany

GfK Etilize (Private) Limited	Pakistan

GfK Etilize, Inc.	Delaware

GfK GeoMarketing GmbH	Germany

GfK GmbH	Germany

GfK GmbH	Germany

GFK HELLAS E.P.E.	Greece

GfK Hungária Piackutató Kft.	Hungary

GfK Insight Japan KK	Japan

GfK Italia S.r.l.	Italy

GFK LATINOAMERICA HOLDING, S.L.	Spain

GfK Malta Holding Limited	Malta

GfK Market Consulting (Beijing) Co. Ltd.	China

GfK Marketing Services Japan Ltd	Japan

GfK Mexico S.A.P.I. de C.V.	Mexico

GfK Middle East and Africa FZ-LLC	United Arab Emirates

GfK Middle East CR Holding GmbH	Germany

GfK Middle East FZ-LLC	United Arab Emirates, Saudi Arabia

GfK Mode Pvt Ltd	India

GfK Myanmar Company Limited	Myanmar

GfK Netherlands B.V.	Netherlans

Gfk Nielsen India Private Limited	India

GfK Philippines Corporation	Philippines

GfK Polonia Sp. z o.o.	Poland

GfK PORTUGAL - Marketing Services SA	Portugal

GfK Research Dynamics, Inc.	Canada

GfK Retail & Technology Israel Ltd.	Israel

GFK Retail &Technology Egypt, L.L.C.	Egypt

GfK Retail and Technology (Cyprus) LTD	Cyprus

GfK Retail and Technology (Thailand) Ltd.	Thailand

GfK Retail and Technology Argentina S.A.	Argentina

GfK Retail and Technology Asia Holding B.V.	Netherlands

GfK Retail and Technology Chile Limitada	Chile

GfK Retail and Technology China Co. Ltd.	China

GfK Retail and Technology Colombia Limitada	Colombia

GfK Retail and Technology Espana, S.A.	Spain

GfK Retail and Technology France SAS	France

GfK Retail and Technology Hong Kong Limited	Hong Kong

GfK Retail and Technology Korea Ltd.	South Korea

GfK Retail and Technology Malaysia Sdn. Bhd.	Malaysia

GfK Retail and Technology Market Research Vietnam Limited	Vietnam

GfK Retail and Technology North Africa SARL	Morocco

GfK Retail and Technology Panama, S.A.	Panama

GfK Retail and Technology Peru S.A.C.	Peru

GfK Retail and Technology Taiwan Ltd	Taiwan

GfK Retail and Technology UK Holding Limited	United Kingdom

GfK Retail and Technology UK Ltd.	United Kingdon

GfK Romania-Institut de Cercetare de Piata S.R.L.	Romania

GFK SLOVENIJA, tržne raziskave d.o.o.	Slovenia

GfK South Africa (Pty) Ltd	South Africa

GfK Sverige Aktiebolag	Sweden

GfK Switzerland AG	Switzerland

GfK Turkey Danismanlik ve Pazar Arastirma Hizmetleri A.S.	Turkey

GfK U.K. Holding Limited	United Kingdom

GfK U.K. Limited	United Kingdom

GfK Ukraine	Ukraine

GfK US MRI, LLC	Delaware

Grace BidCo GmbH	Germany

Grace HoldCo GmbH	Germany

IFR South America, S.A.	Argentina

Indy Dutch Bidco B.V.	Netherlands

Indy US Holdco, LLC	Delaware

Institut Français de Recherche-I.F.R. S.A.S	France

Intercampus-Recolha, Tratamento E Distribuição De Informação, S.A.	Portugal

Intermediate Dutch Holdings B.V.	Netherlands

Limited Liability Company International Institute of Marketing and Social Research	Russia

Marketingscan (France) SAS	France

Media Focus Schweiz GmbH	Switzerland

Memrb Retail Tracking Services Limited	Cyprus

Metris-Métodos De Recolha E Investigação Social, S.A.	Portugal

National Consumer Panel, LLC	Delaware

Nielsen Arastirma Hizmetleri Limited Sirket	Turkey

Nielsen Book Services Limited	United Kingdom

Nielsen Connect Australia Pty Ltd	Australia

Nielsen Consultancy LLC	Qatar

Nielsen Consumer Greece Single Member S.A.	Greece

Nielsen Consumer LLC	Delaware

Nielsen Consumer, Inc.	Delaware

Nielsen Data Factory LLC	Russia

Nielsen Egypt LLC	Egypt

Nielsen for Consultancies Limited Liability Company	Jordan

Nielsen for Market Research LLC	Oman

Nielsen Holding Saudi Limited or Nielsen Holding Saudi Company Limited	Saudi Arabia

Nielsen I Q Lanka (Private) Limited	Sri Lanka

Nielsen Innovate B.V.	Netherlands

Nielsen Innovate Fund, LP	Israel

Nielsen Innovate Ltd.	Israel

Nielsen Innovate Singapore Pte. Ltd	Singapore

Nielsen Market Research Services FZ-LLC	United Arab Emirates

Nielsen MMRD (Myanmar) Company., Ltd.	Myanmar

Nielsen MMRD Holdings Pte. Ltd.	Singapore

Nielsen Precima B.V.	Netherlands

Nielsen Precima, LLC	Delaware

Nielsen S.R.L.	Peru

Nielsen Services Japan GK	Japan

Nielsen Services Poland Sp. z o.o.	Poland

Nielsen Tunisie SARL	Tunisia

Nielsen Uruguay (US), LLC	Delaware

NielsenIQ (Belgium) SRL	Belgium

NielsenIQ (Denmark) ApS	Denmark

NielsenIQ (Germany) GmbH	Germany

NielsenIQ (Guangzhou) LTD	China

NielsenIQ (Hong Kong) Limited	Hong Kong

NielsenIQ (India) Private Limited	India

NielsenIQ (Malaysia) Sdn. Bhd.	Malaysia

NielsenIQ (Singapore) Holdings Pte. Ltd.	Singapore

NielsenIQ (Singapore) Pte. Ltd	Singapore

NielsenIQ (Switzerland) GmbH	Switzerland

NielsenIQ (Thailand) Limited	Thailand

NielsenIQ (Vietnam), Ltd.	Vietnam

NielsenIQ Holding France SAS	France

NielsenIQ Holdings, L.L.C.	Delaware

NielsenIQ Italy S.r.l.	Italy

NielsenIQ Japan	Japan

NielsenIQ Korea Ltd	South Korea

NielsenIQ México Services, S. de R.L. de C.V.	Mexico

NielsenIQ Philippines, Inc.	Philippines

NielsenIQ Services France SAS	France

NielsenIQ Services Germany GmbH	Germany

NielsenIQ Services Italy S.r.l.	Italy

NielsenIQ Services Korea Ltd.	South Korea

NielsenIQ Services Sweden AB	Sweden

NielsenIQ South Africa (Pty) Ltd	South Africa

NielsenIQ South America S.R.L.	Argentina

NielsenIQ Sub Holding Company	Canada

NielsenIQ Sub Holdings I B.V.	Netherlands

NielsenIQ Taiwan Ltd.	Taiwan

Panel International SA LLC	Delaware

PT. GfK Retail and Technology Indonesia	Indonesia

PT. Nielseniq Services Indonesia	Indonesia

Simmons Research, LLC	Delaware

The Nielsen Company (Bangladesh) Ltd.	Bangladesh

The Nielsen Company (Europe) Sàrl	Switzerland

The Nielsen Company Nepal Pvt Ltd.	Nepal

The Nielsen Company Paraguay S.R.L.	Paraguay

TNC Europe B.V.	Netherlands

UAB ACNielsen Baltics	Lithuania

Unrollme LLC	Delaware

Viewerslogic Ltd	Israel